EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form S-8 (Nos.  333-116619,  333-116618,  333-106113,  333-75994,
333-61694) and the Registration Statement on Form S-3 (No. 333-72430) of HealthExtras, Inc. of our report, dated January 29, 2004, relating to the financial statements of Managed Healthcare Systems, Inc., which appears in this HealthExtras, Inc. current report on Form 8-K/A.

/s/ Kaufman, Rossin & Co. P.A.

Kaufman, Rossin & Co. P.A.
Miami, Florida
October 14, 2004